Exhibit 24.1

POWER OF ATTORNEY

The undersigned, as a Director and/or officer of each of the registered investment companies listed below, hereby authorizes Kenneth L. Munt, Neil A. Daniele and Rita Chopra-Brathwaite or any of them, as attorney-in-fact, to sign on his or her behalf on any form, or any amendment to such form, required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 due to their capacity as a Director and/or officer for each of the following registered investment companies and to file, at the request of the undersigned, the same, with all exhibits thereto, with the Securities and Exchange Commission: Japan Smaller Capitalizaton Fund, Inc. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Japan Smaller Capitalizaton Fund, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated:  Novemer 22, 2010

/s/ E. Han Kim
Director/Officer Signature

/s/ E. Han Kim
Print Name

/s/ Kenneth L. Munt
Kenneth L. Munt

/s/ Neil A. Daniele
Neil A. Daniele

/s/ Rita Chopra-Brathwaite
Rita Chopra-Brathwaite